As filed with the Securities and Exchange Commission on December 17, 2007
Registration No. 333

United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
INTUIT INC.
(Exact Name of Issuer as Specified in Its Charter)

Delaware	77-0034661
(State of Incorporation)	(I.R.S. Employer
Identification No.)
2700 Coast Avenue
Mountain View, California 94043
(Address of Principal Executive Offices)
Intuit Inc. 2005 Equity Incentive Plan
(Full title of the Plan)

Laura A. Fennell, Esq.
Intuit Inc.
2700 Coast Avenue
Mountain View, California 94043
(650) 944-6000
(Name, Address and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be	Proposed maximum	Proposed maximum	Amount of registration
to be registered	registered	offering price per share	aggregate offering price	fee
Common Stock, $0.01 par value and related preferred stock purchase rights (1)	10,000,000(2)	$29.795 (3)	$297,950,000 (3)	$9,147.07

(1)	Each share of Common Stock is accompanied by a preferred stock purchase right pursuant to the Third Amended and Restated Rights Agreement between the Registrant and American Stock Transfer and Trust Company dated January 30, 2003 (the “Rights Agreement”). Until the occurrence of certain events specified in the Rights Agreement, these rights are not exercisable, are evidenced by the certificates for the common shares and are transferred solely with the Common Stock.

(2)	Represents 10,000,000 additional shares available for awards under the Intuit Inc. 2005 Equity Incentive Plan, as amended by the Registrant’s stockholders on December 14, 2007. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)	Estimated solely for the purpose of calculating the registration fee. Calculated pursuant to Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low prices per share of the Registrant’s Common Stock as reported on the Nasdaq Stock Market on December 12, 2007, which was $29.795.

EXPLANATORY NOTE
PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5.01
EXHIBIT 23.02
EXHIBIT 99.01

EXPLANATORY NOTE
This Registration Statement relates to the registration of additional securities under the Intuit Inc. 2005 Equity Incentive Plan (the “Plan”), which has been amended since the filing of Intuit Inc.’s (the “Company” or “Registrant”) Registration Statements covering the Plan. In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statements on Form S-8 related to the 2005 Equity Incentive Plan (Commission File No. 333-121170 filed on December 10, 2004, Commission File No. 333-130453, filed on December 19, 2005, and Commission File No. 333-139452 filed on December 18, 2006 with the Securities and Exchange Commission (the “Commission”)) are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. EXHIBITS

Filed
		with this	Incorporated By Reference
Exhibit No.	Exhibit Description	Form S-8	Form	File No.	Date Filed
5.01	Opinion of Counsel	X

23.01	Consent of Counsel (included in Exhibit 5.01)	X

23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	X

24.01	Power of Attorney (see page 5)	X

99.01+	Intuit Inc. 2005 Equity Incentive Plan, as amended through December 14, 2007	X

+	Indicates a management contract or compensatory plan or arrangement

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on December 17, 2007.

INTUIT INC.

By:	/s/ KIRAN M. PATEL
Kiran M. Patel
Senior Vice President and
Chief Financial Officer

POWER OF ATTORNEY
     By signing this Form S-8 below, I hereby appoint each of Stephen M. Bennett and Kiran M. Patel as my true and lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Principal Executive Officer:

/s/ STEPHEN M. BENNETT	Chief Executive Officer,
Stephen M. Bennett	President and Director	December 17, 2007

Principal Financial Officer

/s/ KIRAN M. PATEL	Senior Vice President
Kiran M. Patel	and Chief Financial Officer	December 17, 2007

Principal Accounting Officer:

/s/ JEFFREY P. HANK	Vice President,
Jeffrey P. Hank	Corporate Controller	December 17, 2007

Additional Directors:

/s/ CHRISTOPHER W. BRODY	Director	December 17, 2007
Christopher W. Brody

/s/ WILLIAM V. CAMPBELL	Director	December 17, 2007
William V. Campbell

/s/ SCOTT D. COOK	Director	December 17, 2007
Scott D. Cook

/s/ DIANE B. GREENE	Director	December 17, 2007
Diane B. Greene

/s/ MICHAEL R. HALLMAN	Director	December 17, 2007
Michael R. Hallman

/s/ EDWARD A. KANGAS	Director	December 17, 2007
Edward A. Kangas

/s/ SUZANNE NORA JOHNSON	Director	December 17, 2007
Suzanne Nora Johnson

/s/ DENNIS D. POWELL	Director	December 17, 2007
Dennis D. Powell

/s/ STRATTON D. SCLAVOS	Director	December 17, 2007
Stratton D. Sclavos

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
5.01	Opinion of Counsel

23.01	Consent of Counsel (included in Exhibit 5.01).

23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.01	Power of Attorney (see page 5)

99.01+	Intuit Inc. 2005 Equity Incentive Plan, as amended through December 14, 2007

+	Indicates a management contract or compensatory plan or arrangement